AMENDMENT NO. 1 TO THE BUSINESS COMBINATION AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO THE BUSINESS COMBINATION AGREEMENT AND PLAN OF MERGER (the "Amendment") is entered into on May 8, 2013, by and among EveryWare Global, Inc., a Delaware corporation (the "Company"), ROI Acquisition Corp., a Delaware corporation ("Parent"), ROI Merger Sub Corp., a Delaware corporation ("Merger Sub Corp."), and ROI Merger Sub LLC, a Delaware limited liability company ("Merger Sub LLC").

WITNESSETH:

WHEREAS, the Company, Parent, Merger Sub Corp. and Merger Sub LLC entered into a Business Combination Agreement and Plan of Merger dated as of January 31, 2013 (the "Merger Agreement"), which among other things, provides for the merger of Merger Sub Corp. with and into the Company, with the Company continuing as the surviving corporation (the "Surviving Corporation"), and pursuant to which each share of outstanding capital stock, $0.001 par value per share, of the Company will be exchanged for cash and shares of common stock, $0.0001 par value per share, of Parent immediately followed by the merger of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC as the surviving company.

WHEREAS, pursuant to Section 10.11(a) of the Merger Agreement, the Company, Parent, Merger Sub Corp. and Merger Sub LLC, desire to amend the Merger Agreement as provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, promises and agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties to this Amendment, intending to be legally bound, hereby agree as follows:

Section 1.    Defined Terms. Capitalized terms used herein, unless otherwise defined herein, have the meanings ascribed to them in the Merger Agreement.

Section 2.     Amendment to Section 8.1. Section 8.1 is hereby amended by adding Section 8.1(d) as follows.

"(d) Warrant Agreement Amendment. The Warrant Agreement, by and between Parent and the Exchange Agent, dated as of February 22, 2012, shall have been amended in accordance with Exhibit G attached hereto and such amendment shall be in full force and effect."

Section 3.     Amendment to Section 8.2(g). Section 8.2(g) of the Merger Agreement is hereby amended and restated in its entirety as follows.

"[Reserved]."

Section 4.     Effect of Amendment. Except as explicitly amended by the terms of this Amendment, the terms of the Merger Agreement shall remain in effect and are unchanged by this Amendment.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed, all as of the day and year first above written.

ROI ACQUISITION CORP.

By: /s/ Thomas J. Baldwin

Name: Thomas J. Baldwin

Title: Chairman and Chief Executive Officer

ROI MERGER SUB CORP.

By: /s/ Thomas J. Baldwin

Name: Thomas J. Baldwin

Title: President

ROI MERGER SUB LLC

By: /s/ Thomas J. Baldwin

Name: Thomas J. Baldwin

Title: President

EVERYWARE GLOBAL, INC.

By: /s/ John Sheppard

Name: John Sheppard

Title: President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Business Combination Agreement and Plan of Merger]

Exhibit G

AMENDMENT TO THE WARRANT AGREEMENT

        THIS AMENDMENT TO THE WARRANT AGREEMENT (this “Amendment”), made as of [________], 2013, is by and between ROI Acquisition Corp., a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).

        WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of February 22, 2012 and filed with the United States Securities and Exchange Commission on March 6, 2012 (the “Warrant Agreement”), pursuant to which the Company has issued warrants (collectively, the “Warrants”) to purchase 11,676,667 shares of the Company's common stock, par value $0.0001 per share (“Common Stock”);

        WHEREAS, the terms of the Warrants are governed by the Warrant Agreement and capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Warrant Agreement (unless otherwise noted herein);

        WHEREAS, on January 31, 2013, the Company, ROI Merger Sub Corp., a Delaware corporation, ROI Merger Sub LLC, a Delaware limited liability company, and EveryWare Global, Inc., a Delaware corporation, entered into a Business Combination Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”);

        WHEREAS, the Company and the Warrant Agent seek to amend the Warrant Agreement in order to reduce by 50% the number of shares of the Company’s common stock for which the Warrants are exercisable (so that each warrant is exercisable for one-half share instead of one share), with the warrant price being reduced to $6.00 per half share;

        WHEREAS, the Company and the Warrant Agent seek to amend the Warrant Agreement to permit the Company to require that warrants being exercised be exercised on a cashless basis under certain circumstances;

        WHEREAS, the Company and the Warrant Agent seek to amend the Warrant Agreement in order to remove a portion of Section 4.4 thereof as set forth herein;

        WHEREAS, it is a condition to the closing of the Merger Agreement that, among other things, this Amendment has been approved by the Warrantholders; and

       WHEREAS, pursuant to Section 9.8 of the Warrant Agreement, the Company has obtained the consent of at least 65% of the Registered Holders of the outstanding Public Warrants to this Amendment.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.    Amendment of Warrant Agreement.

(a) Section 3.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, as amended, to purchase from the Company one-half of the number of shares of Common Stock stated therein, at the price of $6.00 per half share, subject to the adjustments provided in Section 3 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement shall mean the price per one-half share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.”

(b) The last sentence of Section 3.3.2 of the Warrant Agreement is hereby deleted and replaced with the following:

“Subject to Section 4.6 of this Warrant Agreement, as amended, a Registered Holder of Warrants may exercise its Warrants only for a whole number of shares of Common Stock (i.e., only an even number of Warrants may be exercised at any given time by a Registered Holder). In no event will the Company be required to net cash settle the Warrant exercise. The Company may require holders of Public Warrants to settle the Warrant on a “cashless basis” pursuant to Section 7.4. If, by reason of any exercise of warrants on a “cashless basis”, the holder of any Warrant would be entitled, upon the exercise of such Warrant (which, for the avoidance of doubt, is required to be exercised only in even numbers of Warrants), to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (i) round up to the nearest whole number, the number of shares of Common Stock to be issued to such holder or (ii) in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled by (y) the Fair Market Value on the exercise date.”

(c) Section 4.4 of the Warrant Agreement is hereby amended to delete the following language:

“; provided further, however, that if more than 30% of the consideration receivable by the holders of the Common Stock in the applicable event is payable in the form of common stock in the successor entity that is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event, then the Warrant Price shall be reduced by an amount (in dollars) equal to the quotient of (x) $18.00 (subject to adjustment in accordance with Section 6.1 hereof) minus the Per Share Consideration (as defined below) (but in no event, less than zero), and (y) if the applicable event is announced on or prior to the third anniversary of the closing date of the initial Business Combination, 2; if the applicable event is announced after the third anniversary of the closing date of the initial Business Combination and on or prior to the fourth anniversary of the closing date of the initial Business Combination, 2.5; if the applicable event is announced after the fourth anniversary of the closing date of the initial Business Combination and on or prior to the Expiration Date, 3. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event.”

(d) Section 4.6 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4 after the Merger Effective Time (as defined in the Merger Agreement), the holder of any Warrant would be entitled, upon the exercise of such Warrant (which, for the avoidance of doubt, is required to be exercised only in even numbers of Warrants), to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (i) round up to the nearest whole number, the number of shares of Common Stock to be issued to such holder or (ii) in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled by (y) the Fair Market Value on the exercise date. Solely for purposes of this Section 4.6, “Fair Market Value” shall mean the average last sale price of the Common Stock for the ten (10) trading days ending on the trading day prior to the date on which notice of exercise of the Warrant is sent to the Warrant Agent.”

(e) The proviso to Section 6.1 is amended and restated as follows:

“provided that there is an effective registration statement covering the Common Stock issuable upon exercise of the Warrants, and a current prospectus related thereto, available throughout the 30-day Redemption Period (as defined in Section 6.2 below) or the Company has elected to permit exercise of the Warrants on a “cashless basis” pursuant to subsection 3.3.1.

(f) A new Section 6.5 is added to the Warrant Agreement as follows:

“Notwithstanding anything contained in this Warrant Agreement to the contrary, at the Merger Effective Time, each holder of a Warrant issued and outstanding immediately prior to the Merger Effective Time shall, automatically and without any action by the Registered Holder thereof, be entitled to receive a cash distribution payable by or at the direction of the Company as soon as reasonably practicable following the Merger Effective Time, but no later than three (3) Business Days following the date on which the Merger Effective Time occurs, in the amount of $0.50 per Warrant.”

(g) Section 7.4 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

7.4 Registration of Common Stock; Cashless Exercise at Company’s Option.

7.4.1 Registration of Common Stock. The Company agrees that as soon as practicable, but in no event later than fifteen (15) Business Days after the closing of its initial Business Combination, it shall use its best efforts to file with the Commission a new registration statement, for the registration, under the Securities Act, of the Common Stock issuable upon exercise of the Warrants. The Company shall use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the 60th Business Day following the closing of the Business Combination, holders of the Warrants shall have the right, during the period beginning on the 61st Business Day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the Common Stock issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Act or another exemption) for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Warrant Price and the “Fair Market Value” (as defined below) by (y) the Fair Market Value. Solely for purposes of this Section 7.4, “Fair Market Value” shall mean the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Public Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a cashless basis in accordance with this Section 7.4 is not required to be registered under the Securities Act and (ii) the Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company and , accordingly, shall not be required to bear a restrictive legend. Except as provided in Section 7.4.2, for the avoidance of any doubt, unless and until all of the Warrants have been exercised, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this Section 7.4.1.

7.4.2 Cashless Exercise at Company’s Option. If the Company’s common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, (i) require holders of Public Warrants who exercise Public Warrants to exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act as described in Section 7.4.1 and (ii) in the event the Company so elects, the Company shall not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Common Stock issuable upon exercise of the Warrants, notwithstanding anything in this Agreement to the contrary. If the Company does not elect at the time of exercise to require a holder of Public Warrants who exercises Public Warrants to exercise such Public Warrants on a “cashless basis,” it agrees to use its best efforts to register the Common Stock issuable upon exercise of the Public Warrant under the blue sky laws of the state of residence of the exercising Public Warrant holder to the extent an exemption is not available.

        2.    Miscellaneous Provisions.

        2.1    Continued Validity of Warrant Agreement.    Except as provided in this Amendment, the Warrant Agreement shall remain in full force and effect.

       2.2    Counterparts.    This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        2.3    Effect of Headings.    The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

[Signature page follows]

Exhibit G

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ROI ACQUISITION CORP.

By:__________________________________

Name: Thomas J. Baldwin
Title: Chief Executive Officer and Chairman

CONTINENTAL STOCK TRANSFER & TRUST

COMPANY, as Warrant Agent

By:__________________________________

Name: John W. Comer, Jr.
Title: Vice President

[Signature Page to Amendment to the Warrant Agreement]